Exhibit 3.25

[SEAL]

STATE OF COLORADO

DEPARTMENT OF

STATE

CERTIFICATE

I, SCOTT GESSLER, SECRETARY OF STATE OF THE STATE OF COLORADO HEREBY CERTIFY THAT ACCORDING TO THE RECORDS OF THIS OFFICE, THE ATTACHED IS A FULL, TRUE AND COMPLETE COPY OF THE ARTICLES OF INCORPORATION AND ALL AMENDMENTS THERETO OF

MISTER MONEY – RM, INC.

(COLORADO CORPORATION)

AS FILED IN THIS OFFICE AND ADMITTED TO RECORD.

Dated: March 17, 2014

/s/ Scott Gessler

SECRETARY OF STATE

	E-Filed	Colorado Secretary of State
		Date and Time: 03/15/2011 02:47 PM
Document must be filed electronically. Paper documents will not be accepted. Document processing fee Fees & forms/cover sheets are subject to change.	$50.00	ID Number: 20111157986 Document number: 20111157986 Amount Paid: $50.00

To access other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.
		ABOVE SPACE FOR OFFICE USE ONLY

Articles of Incorporation for a Profit Corporation

filed pursuant to § 7-102-101 and § 7-102-102 of the Colorado Revised Statutes (C.R.S.)

1.	The domestic entity name for the corporation is

Mister Money — RM, Inc.	.
(The name of a corporation must contain the term or abbreviation “corporation”, “incorporated”, “company”, “limited”, “corp.”, inc.”, “co.” or “ltd.”. See §7-90-601, C.R.S. If the corporation is a professional or special purpose corporation, other law may apply.)

(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)

2.	The principal office address of the corporation’s initial principal office is

Street address	2057 Vermont Drive
(Street number and name)

	Fort Collins	CO	80525
	(City)	(State)	(ZIP/Postal Code)
United States
	(Province – if applicable)	(Country)

Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

(City)	(State)	(ZIP/Postal Code)
.
(Province – if applicable)	(Country)

3. The registered agent name and registered agent address of the corporation’s initial registered agent are

Name	Sawyer	Kathryn	C.
(if an individual)	(Last)	(First)	(Middle)	(Suffix)

OR

(if an entity)
(Caution: Do not provide both an individual and an entity name.)

Street address	2057 Vermont Drive
(Street number and name)

Fort Collins	CO	80525
(City)	(State)	(ZIP/Postal Code)

Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

	CO	.
(City)	(State)	(ZIP/Postal Code)

(The following statement is adopted by marking the box.)

☑ The person appointed as registered agent above has consented to being so appointed.

4.	The true name and mailing address of the incorporator are

Name	Will	Ralph	D.
(if an individual)	(Last)	(First)	(Middle)	(Suffix)
OR

(if an entity)
(Caution: Do not provide both an individual and an entity name.)

Mailing address	2057 Vermont Drive
(Street number and name or Post Office Box information)

Fort Collins	CO	80525
(City)	(State)	(ZIP/Postal Code)
	United States .
(Province – if applicable)	(Country)

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐	The corporation has one or more additional incorporators and the name and mailing address of each additional incorporator are stated in an attachment.

5.	The classes of shares and number of shares of each class that the corporation is authorized to issue are as follows.

(If the following statement applies, adopt the statement by marking the box and enter the number of shares.)

☑	The corporation is authorized to issue 10,000,000 common shares that shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution.

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☑	Additional information regarding shares as required by section 7-106-101, C.R.S., is included in an attachment.

(Caution: At least one box must be marked. Both boxes may be marked, if applicable.)

6.	(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☑ This document contains additional information as provided by law.

7.	(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document is/are                                                                 .

(mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

8.	The true name and mailing address of the individual causing the document to be delivered for filing are

Wolfe	Kenneth	C.
(Last)	(First)	(Middle)	(Suffix)
1008 Centre Avenue
(Street number and name or Post Office Box information)

Fort Collins	CO	80526
(City)	(State)	(ZIP/Postal Code)
United States .
(Province – if applicable)	(Country)

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐	This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).

ATTACHMENT TO

ARTICLES OF INCORPORATION

OF

Mister Money – RM, Inc.

The following attachments are made a part of and are incorporated by this reference in the Articles of Incorporation of Mister Money – RM, Inc., a Colorado corporation (the “Corporation”).

The Articles of Incorporation of the Corporation include the following additional information:

Right to Fix Consideration for Shares. The directors of the Corporation shall fix and determine the consideration to be received for shares of the Corporation.

Restrictions on Transfer. The Board of Directors is authorized to impose any restriction on the sale, pledge, transfer or other disposition of shares of the Corporation by the shareholders which, in the Board of Directors’ sole discretion, is necessary or desirable for the Corporation, including, but not limited to, those restrictions necessary to enable the Corporation to comply with state or federal securities laws.

Voting for Directors. Cumulative voting shall not be allowed in the election of directors of this Corporation.

Action Without a Meeting. Any action required or permitted by articles of the Colorado Business Corporation Act may be taken without a meeting if shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted consent to such action in writing.